[UNITED NATURAL FOODS, INC. LETTERHEAD]

IMMEDIATE RELEASE
April 3, 2001

                         UNITED NATURAL FOODS ANNOUNCES
                   REALIGNMENT OF MANAGEMENT RESPONSIBILITIES

Highlights
o     Kevin Michel named President of the Western Region
o     Todd Weintraub appointed Vice President, Treasurer and Chief Financial
      Officer
o Appoints Dan Atwood to newly created position of National Vice President of Marketing
o     Barclay Hope named President of Albert's Organics
o     Bud Mayberry named President of the Natural Retail Group

Dayville, Connecticut - April 3, 2001 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today announced that, as part of its program of broadening and strengthening its leadership team, Kevin Michel has been appointed President of the Company's Western Region, a position formerly held by Chief Executive Officer Michael Funk. In his new capacity Mr. Michel will be responsible for leading the growth, profitability and customer support of the Western Region. Todd Weintraub, formerly the Company's Corporate Controller, has been named Vice President, Treasurer and Chief Financial Officer.

"This repositioning allows the Company's management team to focus on our appropriate strengths and to best take advantage of opportunities in the marketplace," said Michael Funk. "With Kevin's appointment, I will be able to concentrate my efforts to evolving growth opportunities and the Company's long-term vision and strategy."

Thomas Simone, United Natural Food's Chairman, commented, "Kevin is an experienced and strong leader who has played a pivotal role in the Company's recent turnaround and has worked diligently to build a strong financial and accounting team. We believe this is a natural progression given his substantial experience within both our Company and the industry and his extensive knowledge of our Western region operations and customer base." Mr. Michel has held various management positions within United Natural Foods since 1996.

Mr. Simone went on to note that, "We are delighted to have Todd Weintraub assume the Vice President, Treasurer and Chief Financial Officer position. For nearly four years Todd has made very significant contributions as a member of our financial management team, and we have benefited from his counsel. His strong financial background and extensive public company accounting experience will be invaluable to the Company." In his new position, Mr. Weintraub will be responsible for the Company's finance, accounting and planning functions and will report to Michael Funk.

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

Other Management Changes
In a related announcement, Dan Atwood was appointed to the newly created position of National Vice President of Marketing, reporting to Michael Funk. In this role, Mr. Atwood will be focusing on various initiatives to grow sales and maximize margins. Mr. Atwood has most recently been President of United Natural Food's Natural Retail Group (NRG) and Vice President of the Company since 1995.

Concurrently, Bud Mayberry has been named the new President of NRG. He will be responsible for overseeing all NRG operations. Mr. Mayberry, who will report to Dan Atwood, has served in various senior management capacities for NRG since March 1998, most recently as General Manager. NRG was formed in 1993 as an independently operated, retail division of United Natural Foods. The operation currently is comprised of 12 stores in the Eastern U.S., primarily located in the high growth Florida markets.

These appointments are the latest in the last few months to strengthen the Company's leadership team. In January, Barclay Hope was appointed President of Albert's Organics. Mr. Hope has assumed this position following the retirement of Albert's Organics founder Albert Lusk. He has been involved in the natural foods business since 1977 and will be responsible for overseeing all of Albert's Organics' operations. Mr. Hope has managed Albert's West since 1997 and will continue to do so while grooming a successor to take over later this year.

Albert's Organics was acquired by United Natural Foods in 1998 and is the nation's leading distributor of quality organically grown produce and perishables. Established in Los Angeles in 1983, Albert's Organics has warehouse centers in Los Angeles, CA, Bridgeport, NJ, Winter Haven, FL and Denver, CO. Albert's delivers to all major metropolitan areas and most regions in the continental U.S. and Canada. A geographic expansion of the Company's presence in key markets is in process.

Management's Background
Michael S. Funk, age 46, has served on the Board of Directors and as Vice Chairman of the Board of Directors since February 1996. Mr. Funk has served as Chief Executive Officer since December 1999. Mr. Funk served as President from October 1996 to December 1999 and as Executive Vice President from February 1996 until October 1996. Since its inception in July 1976, Mr. Funk has been President of Mountain People's Warehouse (the Company's Western Region).

Steve Townsend, 47, has served as President of United Natural Foods since December 6, 2000, and President of the Eastern Region since January 31, 2000. Mr. Townsend served as the Chief Financial Officer of the Company from 1996 to 1997. Prior to that, from 1983 to 1995, Mr. Townsend served in a variety of executive operational, financial and administrative positions with Cornucopia Natural Foods, the Company's predecessor.

Kevin T. Michel, age 43, became Vice President, Chief Financial Officer and Treasurer in December of 1999. He served as the interim Chief Financial Officer and Treasurer from August to November 1999 and was the Executive Vice President of the Western Region from April through July 1999. Mr. Michel served as the President of the Central Region from January 1998 until March 1999 and as Chief Financial Officer of Mountain People's Warehouse from January 1995 until December 1997. Mr. Michel has served on the Board of Directors since 1996.

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

Todd Weintraub, age 37, was formerly the Company's Corporate Controller and has been with United Natural Foods since 1997. Prior to joining the Company, Mr. Weintraub held financial reporting positions at State Street Corporation (NYSE:
STT) and Allmerica Financial Corporation (NYSE: AFC). Mr. Weintraub began his career with the accounting firm of KPMG LLP, where he became a Certified Public Accountant. Mr. Weintraub brings a total of 11 years of financial reporting and accounting experience to his new position.

Daniel V. Atwood, age 43, has served as Secretary since January 1998 and as President of NRG and Vice President of United Natural Foods since August 1995. Mr. Atwood was Vice President--Marketing of the Company from January 1984 to August 1995 and Director of Operations of the Company in 1983. From 1979 to 1982, Mr. Atwood was a Store Manager at Bread & Circus Supermarkets, a super natural chain. Mr. Atwood served on the Company's Board of Directors from August 1988 to December 1997.

Bud Mayberry, age 58, provides over 30 years of retail food management experience to his expanded role with NRG. Mr. Mayberry began his career with the Winn Dixie chain, where he learned all aspects of store operations. He then went on to a number of other management positions, including Executive Vice President of Boogaarts of Florida and Food Store Manager of Super-K Centers (K-Mart Corp.).

Barclay Hope, age 46, has served as the General Manager for Albert's Organics West since 1997. From 1995 to 1997, Mr. Hope opened a Wild Oats retail store in Hollywood, CA and managed a Wild Oats retail store in Santa Monica, CA. Prior to that, from 1988 until 1995, he owned Buonapasta, a Santa Barbara-based fresh pasta and ravioli company. From 1981 until 1998 Mr. Hope co-owned and managed two California based natural food stores called Hope 'n Hagens.

About United Natural Foods
United Natural Foods, Inc. distributes over 30,000 products to more than 7,000 customers in 50 states. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators.

For more information on United Natural Foods, Inc., via fax at no charge, please dial 1-800-PRO-INFO and enter the Company's ticker symbol, UNFI. Or, visit the Company's web-site at www.unfi.com.

AT THE COMPANY:                 AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
--------------------------------------------------------------------------------
Thomas Simone                   Joseph Calabrese             Vanessa Schwartz
Chairman of the Board           General Information          Analyst Information
(707) 537-9872                  (212) 661-8030               (212) 661-8030

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Natural's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-Q filed with the Commission on December 15, 2000, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. United Natural is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws.

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